Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG)
Multimanager Core Bond Portfolio (AXA-VIP)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Bond Index Master Portfolio (MIP_AGG)
Curian / BlackRock Global Long Short Credit Fund (SMF_CC-
GC)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
12-01-2014

Security Type:
BND/CORP

Issuer
Berkshire Hathaway Energy Company (2025)

Selling Underwriter
RBC Capital Markets, LLC

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Barclays Capital Inc., RBC Capital
Markets, LLC, RBS Securities Inc., Scotia
Capital (USA) Inc., CIBC World Markets
Corp., Mitsubishi UFJ Securities (USA),
Inc., Morgan Stanley & Co. LLC, BMO
Capital Markets Corp., BNP Paribas
Securities Corp., KeyBanc Capital Markets
Inc., Mizuho Securities USA Inc., PNC
Capital Markets LLC, SunTrust Robinson
Humphrey, Inc., TD Securities (USA) LLC,
Wells Fargo Securities, LLC

Transaction Details
Date of Purchase
12-01-2014

Purchase Price/Share(per share / % of par)
$99.977
Total Commission, Spread or Profit
0.550%

1.Aggregate Principal Amount Purchased
(a+b)
$30,000,000

a.US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$14,740,000

b.Other BlackRock Clients
$15,260,000

2.Aggregate Principal Amount of
Offering
$400,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.075

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ]U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[X]Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering[Issuer must have 3 years of
 continuous operations]
[ ]Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X]The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ]If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date:
12-03-2014

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
12-03-2014

Global Syndicate Team Member